BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

050106

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170255335-03
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/13/2017 11:00 AM
	Entity Number E0281152017-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

420 DATA SCIENCES L.L.C.

☐ Check box if a Series Limited-Liability Company
☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: UNIVERSAL REGISTERED AGENTS, INC.
Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) CABINET GROW, INC., A NEVADA CORPORATION
Name

Street Address	City	State	Zip Code
319 CLEMATIS STREET SUITE 812	WEST PALM BEACH	FL	33401

2)
Name

Street Address | City | State | Zip Code

3)
Name

Street Address | City | State | Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JONATHAN K HANSEN
Name

X JONATHAN K HANSEN
Organizer Signature

Address	City	State	Zip Code
3051 WEST MAPLE LOOP DRIVE STE 325	LEHI	UT	84043-5013

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X UNIVERSAL REGISTERED AGENTS, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/13/2017
Date

This form must be accompanied by appropriate fees.